Exhibit 99.1
Corporate Communications
35 W. 35th Street, 5th Floor • New York, NY 10001-2205
Phone: 212.827.0020 • Fax: 212.827.0028
FOR IMMEDIATE RELEASE
NYMAGIC, INC. ANNOUNCES MANAGEMENT SUCCESSION
New York, March 12, 2010. NYMAGIC, INC. (NYSE:NYM) announced today that its Chief Executive Officer, A. George Kallop, intends to retire on April 2, 2010. He will be succeeded by George R. Trumbull, currently a Director of the Company, and formerly the Company’s Chairman and Chief Executive Officer, who was elected to the position of Senior Executive Vice President of the Company, effective today, and President and Chief Executive Officer of the Company, effective April 2, 2010.
Mr. Kallop commented, “I will be 65 years of age this coming June and had been planning to retire sometime in the near future. My plans, however, were accelerated after a family member became severely ill several weeks ago. George Trumbull, a good friend and loyal business associate was gracious to step in on short notice to assume my duties and facilitate this transition.”
“NYMAGIC has just completed the most profitable year in its history, achieving Net Income of $45.5 million for 2009, and during the fourth quarter of 2009 gross premiums written and net premiums written increased by 8% and 17%, respectively over the prior year. I am leaving the Company in a strong financial condition, with a very professional management team, and well positioned for the future. George Trumbull and I have maintained close contact over these past years, and I am confident that the transition will be a smooth one. I wish George every success.”
Robert G. Simses, the Company’s Chairman said that “Over his almost five years as Chief Executive Officer, George Kallop diversified our product line, successfully navigated the Company through a period of global economic dislocation and served during a period of unprecedented earnings for the Company in 2009. We are sorry to see George leave, but we certainly understand that his family is his first priority.”
NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.

This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2010 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results and risk assessments, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding losses related to the attacks of September 11, 2001, as well as those associated with catastrophic hurricanes, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These and other risks could cause actual results for the 2010 year and beyond to differ materially from those expressed in any forward-looking statements made. Investors are referred to the full discussion of risks and uncertainties included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including those specified under the caption “I. A. Risk Factors” and in other documents filed by the Company with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
NYMAGIC, INC.
CONTACT:
NYMAGIC, INC.
A. George Kallop, 212-551-0744
or
Tiberend Strategic Advisors
Gregory Tiberend, 212-827-0020